Exhibit 99.1

Tesoro Logistics LP Reports Fourth Quarter Results
SAN ANTONIO - February 6, 2012 - Tesoro Logistics LP (NYSE: TLLP) (“TLLP” or the “Partnership”) today reported fourth quarter 2011 net income of $11.5 million, or $0.37 per basic limited partner unit.

For the period beginning April 26, 2011, when the Partnership completed its initial public offering, and ending December 31, 2011 (the “2011 Period”), the Partnership reported net income of $34.6 million, or $1.11 per basic limited partner unit.

Distributable cash flow for the fourth quarter was $12.6 million. On January 20, 2012, the Partnership announced its quarterly cash distribution of $11.3 million, or $0.3625 per limited partnership unit ($1.45 on an annualized basis). This distribution represents a 4% increase over the quarterly distribution of $0.35 per unit ($1.40 per unit on an annualized basis) paid in November 2011 and a 7% increase over the initial distribution paid in August 2011. Distributable cash flow for the 2011 Period was $39.5 million.

“2011 was a great start for Tesoro Logistics,” said Greg Goff, TLLP's Chairman and Chief Executive Officer and Tesoro Corporation's President and Chief Executive Officer. “We are focused on driving significant growth over the long term. Our focus for 2012 will be to expand our asset base and drive EBITDA growth. We expect to deliver $100 million of EBITDA in 2013, nearly double from the time of the IPO.” Significant opportunities in 2012 include the Partnership's first drop down, the Martinez Crude Oil Marine Terminal, and the expansion of the High Plains crude oil gathering system along with the Stockton and Los Angeles product terminals. “We believe capturing this growth will allow us to increase our distributions at an industry-leading pace,” Goff said.

In conjunction with the Martinez Crude Oil Marine Terminal transaction, the Partnership also expects to expand its $150 million committed revolving credit facility to $300 million of total capacity.

Fourth Quarter 2011 Highlights

Revenues for the fourth quarter totaled $27.8 million, up $0.7 million from the prior quarter. Volumes in the Crude Oil Gathering segment continued to improve from the third quarter driven by strong demand for crude oil in the Bakken region. Volumes in the Terminalling, Transportation and Storage segment were down from last quarter due to seasonally lower demand. Operating expenses during the quarter were impacted by repairs to the High Plains Pipeline and higher third-party trucking costs due to the rapid increase in volumes. The resulting EBITDA for the fourth quarter was $14.1 million.

2011 Highlights

Revenues for the 2011 Period totaled $72.7 million. Volumes in our Crude Oil Gathering segment have steadily increased every quarter since the public offering. Record annual throughput volumes for the year were set in five of the eight terminals. Total EBITDA for the 2011 Period was $41.9 million.

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CST on February 7, 2012, TLLP will broadcast, live, its conference call with analysts regarding fourth quarter 2011 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, concerning expected growth projects and our expectations about future earnings, cash flow, the anticipated pace of increases in distributions and expectations concerning the expansion of our revolving credit facility. For more information concerning factors that could affect these statements see our Prospectus, filed with the Securities and Exchange Commission on April 21, 2011. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Louie Rubiola, Director, Investor Relations, (210) 626-4355

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability
The following tables present net income (loss), distributable cash flow, earnings before interest, income taxes, depreciation and amortization expenses ("EBITDA") and related operational information for the three and twelve month periods ended December 31, 2011 and 2010.  Prior to April 26, 2011, we generally recognized only the costs and did not record revenue associated with the trucking, terminalling, storage and short-haul pipeline transportation services provided to affiliates on an intercompany basis. Accordingly, the revenues in our historical combined financial statements relate only to amounts received from third parties for these services and amounts received from affiliates with respect to transportation regulated by FERC and NDPSC on our High Plains system. The unaudited condensed combined financial results of Tesoro Logistics LP Predecessor ("Predecessor"), our predecessor for accounting purposes, are presented for periods through April 25, 2011.

Beginning April 26, 2011, affiliate revenues have been recorded for all of our assets in the Crude Oil Gathering segment and the Terminalling, Transportation and Storage segment in connection with the commencement of the new commercial agreements with Tesoro upon completion of the initial public offering (the "Offering").  The condensed consolidated financial results for the three and twelve months ended December 31, 2011 also include the results of operations for Tesoro Logistics LP (“TLLP” or the “Partnership”) for the period from April 26, 2011, the date TLLP commenced operations. As a result, the information included in the following tables is not comparable on a year-over-year or quarter-over-quarter basis. The balance sheet as of December 31, 2011 presents solely the condensed consolidated financial position of the Partnership.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except units and per unit amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
		Predecessor (a)		Predecessor (a)
REVENUES
Crude Oil Gathering	$14,912	$5,415	$44,959	$19,592
Terminalling, Transportation and Storage	12,871	911	35,987	3,708
Total Revenues	27,783	6,326	80,946	23,300
COSTS AND EXPENSES
Operating and maintenance expenses	11,090	6,976	35,321	32,460
Depreciation and amortization expenses	2,024	2,023	8,078	8,006
General and administrative expenses	2,575	861	7,990	3,198
Loss on asset disposals	—	6	1	512
Total Costs and Expenses	15,689	9,866	51,390	44,176
OPERATING INCOME (LOSS)	12,094	(3,540)	29,556	(20,876)
Interest and financing costs, net	(548)	—	(1,610)	—
NET INCOME (LOSS)	$11,546	$(3,540)	$27,946	$(20,876)
Less: Predecessor loss prior to initial public offering on April 26, 2011	—		(6,622)
Net income subsequent to initial public offering	11,546		34,568
Less: General Partner's interest in net income subsequent to initial public offering	232		692
Limited Partners' interest in net income subsequent to initial public offering	$11,314		$33,876

Net income per limited partner unit:
Common (basic and diluted)	$0.37		$1.11
Subordinated - Tesoro (basic and diluted)	$0.37		$1.11

Weighted average limited partner units outstanding:
Common units - basic	15,254,890		15,254,890
Common units - diluted	15,275,844		15,282,366
Subordinated units - Tesoro (basic and diluted)	15,254,890		15,254,890

Cash distribution per unit (b)	$0.3625		$0.9573

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
RECONCILIATION OF PREDECESSOR AND PARTNERSHIP
(Unaudited)
(In thousands)

	Tesoro Logistics LP Predecessor	Tesoro Logistics LP	Year Ended
			December 31, 2011
	Through April 25, 2011 (a)	From April 26, 2011
REVENUES
Crude Oil Gathering	$7,307	$37,652	$44,959
Terminalling, Transportation and Storage	891	35,096	35,987
Total Revenues	8,198	72,748	80,946
COSTS AND EXPENSES
Operating and maintenance expenses	10,907	24,414	35,321
Depreciation and amortization expenses	2,353	5,725	8,078
General and administrative expenses	1,560	6,430	7,990
Loss on asset disposals	—	1	1
Total Costs and Expenses	14,820	36,570	51,390
OPERATING INCOME (LOSS)	(6,622)	36,178	29,556
Interest and financing costs, net	—	(1,610)	(1,610)
NET INCOME (LOSS)	$(6,622)	$34,568	$27,946

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Tesoro Logistics LP Predecessor	Tesoro Logistics LP	Year Ended December 31, 2011	Three Months Ended December 31, 2011
	Through April 25, 2011 (a)	From April 26, 2011
Reconciliation of Distributable Cash Flow to Net income (loss):
Net income (loss)	$(6,622)	$34,568	$27,946	$11,546
Add: Depreciation and amortization expenses	2,353	5,725	8,078	2,024
Add: Interest and financing costs, net	—	1,610	1,610	548
Less: Cash interest paid, net	—	1,165	1,165	840
Less: Maintenance capital expenditures (c)	138	1,744	1,882	1,172
Add: Reimbursement for maintenance capital expenditures	—	8	8	—
Add: Non-cash unit-based compensation expense	—	479	479	479
Distributable Cash Flow (d)	$(4,407)	$39,481	$35,074	$12,585

Reconciliation of EBITDA to Net income (loss):
Net income (loss)	$(6,622)	$34,568	$27,946	$11,546
Add: Depreciation and amortization expenses	2,353	5,725	8,078	2,024
Add: Interest and financing costs, net	—	1,610	1,610	548
EBITDA (d)	$(4,269)	$41,903	$37,634	$14,118

Reconciliation of EBITDA to Net cash from (used in) operating activities:
Net cash from (used in) operating activities	$(2,530)	$38,354	$35,824	$15,435
Less: Changes in assets and liabilities	1,739	(2,839)	(1,100)	1,533
Less: Amortization of debt issuance costs	—	420	420	154
Less: Unit-based compensation expense	—	479	479	178
Less: Loss on asset disposals	—	1	1	—
Add: Interest and financing costs, net	—	1,610	1,610	548
EBITDA (d)	$(4,269)	$41,903	$37,634	$14,118

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
OPERATING SEGMENTS		Predecessor (a)		Predecessor (a)
CRUDE OIL GATHERING
Pipeline gathering:
Pipeline revenues (a)	$7,558	$5,415	$26,839	$19,592
Pipeline throughput (bpd) (e) (f)	60,064	58,827	57,900	50,695
Average pipeline revenue per barrel (g)	$1.37	$1.00	$1.27	$1.06
Trucking:
Trucking revenues (a)	$7,354	$—	$18,120	$—
Trucking volume (bpd)	27,007	23,065	24,059	23,305
Average trucking revenue per barrel (g)	$2.96		$2.06
Total Revenues	$14,912	$5,415	$44,959	$19,592
Costs and Expenses:
Operating and maintenance expenses	$7,847	$3,948	$23,721	$19,622
Depreciation and amortization expenses	786	780	3,141	3,097
General and administrative expenses	483	139	1,304	563
(Gain) loss on asset disposals	—	1	(10)	62
Total Costs and Expenses	9,116	4,868	28,156	23,344
CRUDE OIL GATHERING SEGMENT OPERATING INCOME (LOSS)	$5,796	$547	$16,803	$(3,752)

TERMINALLING, TRANSPORTATION AND STORAGE
Terminalling:
Terminalling revenues (a)	$10,026	$911	$28,046	$3,708
Terminalling throughput (bpd) (f)	137,378	113,908	134,007	113,950
Average terminalling revenue per barrel (g)	$0.79		$0.57
Short-haul pipeline transportation:
Short-haul pipeline transportation revenues (a)	$1,507	$—	$4,313	$—
Short-haul pipeline transportation throughput (bpd) (f)	64,468	66,804	65,636	60,666
Average short-haul pipeline transportation revenue per barrel (g)	$0.25		$0.18
Storage:
Storage revenues (a)	$1,338	$—	$3,628	$—
Storage capacity reserved (shell capacity barrels)	878,000	878,000	878,000	878,000
Storage revenue per barrel on shell capacity (per month) (g)	$0.51		$0.50
Total Revenues	$12,871	$911	$35,987	$3,708
Costs and Expenses:
Operating and maintenance expenses	$3,243	$3,028	$11,600	$12,838
Depreciation and amortization expenses	1,238	1,243	4,937	4,909
General and administrative expenses	591	136	1,566	406
Loss on asset disposals	—	5	11	450
Total Costs and Expenses	5,072	4,412	18,114	18,603
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME (LOSS)	$7,799	$(3,501)	$17,873	$(14,895)

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
RECONCILIATION OF PREDECESSOR AND PARTNERSHIP
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Tesoro Logistics LP Predecessor	Tesoro Logistics LP	Year Ended December 31, 2011
OPERATING SEGMENTS	Through April 25, 2011 (a)	From April 26, 2011
CRUDE OIL GATHERING
Pipeline gathering:
Pipeline revenues (a)	$7,307	$19,532	$26,839
Pipeline throughput (bpd) (e)	56,118	58,720	57,900
Average pipeline revenue per barrel (g)	$1.13	$1.33	$1.27
Trucking:
Trucking revenues (a)	$—	$18,120	$18,120
Trucking volume (bpd)	22,331	24,854	24,059
Average trucking revenue per barrel (g)		$2.92	$2.06
Total Revenues	$7,307	$37,652	$44,959
Costs and Expenses:
Operating and maintenance expenses	$6,049	$17,672	$23,721
Depreciation and amortization expenses	916	2,225	3,141
General and administrative expenses	198	1,106	1,304
Gain on asset disposals	—	(10)	(10)
Total Costs and Expenses	7,163	20,993	28,156
CRUDE OIL GATHERING SEGMENT OPERATING INCOME	$144	$16,659	$16,803

TERMINALLING, TRANSPORTATION AND STORAGE
Terminalling:
Terminalling revenues (a)	$891	$27,155	$28,046
Terminalling throughput (bpd)	122,190	139,442	134,007
Average terminalling revenue per barrel (g)	$0.06	$0.78	$0.57
Short-haul pipeline transportation:
Short-haul pipeline transportation revenues (a)	$—	$4,313	$4,313
Short-haul pipeline transportation throughput (bpd)	60,047	68,207	65,636
Average short-haul pipeline transportation revenue per barrel (g)		$0.25	$0.18
Storage:
Storage revenues (a)	$—	$3,628	$3,628
Storage capacity reserved (shell capacity barrels)	878,000	878,000	878,000
Storage revenue per barrel on shell capacity (per month) (g)		$0.51	$0.50
Total Revenues	$891	$35,096	$35,987
Costs and Expenses:
Operating and maintenance expenses	$4,858	$6,742	$11,600
Depreciation and amortization expenses	1,437	3,500	4,937
General and administrative expenses	100	1,466	1,566
Loss on asset disposals	—	11	11
Total Costs and Expenses	6,395	11,719	18,114
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME (LOSS)	$(5,504)	$23,377	$17,873

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Capital Expenditures		Predecessor (a)		Predecessor (a)
Maintenance (c)	$1,172	$406	$1,882	$1,703
Expansion	6,245	78	9,641	367
Total Capital Expenditures	$7,417	$484	$11,523	$2,070

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
General and Administrative Expenses		Predecessor (a)		Predecessor (a)
Crude Oil Gathering	$483	$139	$1,304	$563
Terminalling, Transportation and Storage	591	136	1,566	406
Unallocated	1,501	586	5,120	2,229
Total General and Administrative Expenses	$2,575	$861	$7,990	$3,198

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
RECONCILIATION OF PREDECESSOR AND PARTNERSHIP
(Unaudited)
(In thousands)

	Tesoro Logistics LP Predecessor	Tesoro Logistics LP	Year Ended
			December 31, 2011
	Through April 25, 2011 (a)	From April 26, 2011
Capital Expenditures
Maintenance (c)	$138	$1,744	$1,882
Expansion	724	8,917	9,641
Total Capital Expenditures	$862	$10,661	$11,523

	Tesoro Logistics LP Predecessor	Tesoro Logistics LP	Year Ended
			December 31, 2011
	Through April 25, 2011 (a)	From April 26, 2011
General and Administrative Expenses
Crude Oil Gathering	$198	$1,106	$1,304
Terminalling, Transportation and Storage	100	1,466	1,566
Unallocated	1,262	3,858	5,120
Total General and Administrative Expenses	$1,560	$6,430	$7,990

TESORO LOGISTICS LP
BALANCE SHEET DATA
(In thousands)

	December 31, 2011	December 31, 2010
	(Unaudited)	Predecessor (a)
Cash and cash equivalents	$18,326	$—
Total Assets	$170,153	$135,577
Debt	$50,000	$—
Total Equity	$108,970	$128,827

TESORO LOGISTICS LP
GROWTH PROJECTS
(Unaudited)
(In millions)

	Total Expected Project Capital Expenditures	Projected EBITDA (Annual) (d) (h)	Expected Completion Date
OPERATING SEGMENTS
CRUDE OIL GATHERING
High Plains expansion	$6.0	$5.0	Q2 2012
Rangeland interconnect	1.5	1.5	Q2 2012
Connolly gathering hub (i)	4.0	—	Q1 2012
Various growth plan projects	58.0	18.0	2013
CRUDE OIL GATHERING SEGMENT GROWTH PROJECTS	69.5	24.5

TERMINALLING, TRANSPORTATION AND STORAGE
Ethanol blending (i)	4.5	1.0	Q2 2011-completed (Salt Lake City) Q1 2012-completed (Burley)
Los Angeles terminal transmix	3.0	0.5	2013
Stockton terminal storage	10.0	4.0	Q4 2012
Los Angeles terminal permit expansion	—	2.5	Q1 2012
New terminal expansion projects	18.0	10.0	2013
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT GROWTH PROJECTS	35.5	18.0
TOTAL GROWTH PROJECTS	$105.0	$42.5

TESORO LOGISTICS LP
RECONCILIATION OF FORECAST EBITDA TO AMOUNTS UNDER US GAAP
(Unaudited)
(In millions)

		Full Year 2013
	Three Months Ended March 31, 2012	Martinez Crude Oil Marine Terminal	Total
Reconciliation of Forecasted EBITDA to Forecasted Net income:
Net income	$12.0	$4.5	$79.0
Add: Depreciation and amortization expenses	2.0	1.5	13.5
Add: Interest and financing costs, net	0.5	2.0	7.5
Forecasted EBITDA (d)	$14.5	$8.0	$100.0

_______________

(a)
See discussion of the factors affecting comparability noted on page 2. The Partnership's results of operations may not be comparable to the Predecessor's historical results of operations for the reasons described below:

Revenues--  There are differences in the way our Predecessor recorded revenues and the way the Partnership records revenues after completion of the Offering as discussed under factors affecting comparability.
General and Administrative Expenses--  Our Predecessor's general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by Tesoro for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessor based on the nature of the expenses. Tesoro continues to charge the Partnership a combination of direct charges for the management and operation of our logistics assets and a fixed annual fee for general corporate services, such as treasury, accounting and legal services. We also incur additional incremental general and administrative expenses as a result of being a separate publicly-traded partnership.

(b)
Incentive distribution rights are rights that entitle the general partner to receive an increasing share of incremental distributions. On January 20, 2012, we announced a quarterly cash distribution of $0.3625 per limited partner unit for the fourth quarter of 2011. The year-to-date distribution of $0.9573 per limited partner unit includes the second quarter 2011 distribution calculated as the minimum quarterly distribution of $0.3375 per limited partner unit prorated, as $0.2448 per unit, for the period beginning April 26, 2011, the closing of Offering.

(c)	Maintenance capital expenditures include expenditures required to maintain equipment, reliability, tankage and pipeline integrity and safety, and to address environmental regulations.

(d)
We define EBITDA as net income (loss) before net interest and financing costs and depreciation and amortization expense. We define distributable cash flow as EBITDA less net cash interest paid, deferred revenue related to shortfall payments (if any), maintenance capital expenditures, plus reimbursement by Tesoro (our "Sponsor") for certain maintenance capital expenditures and non-cash unit-based compensation. EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP but are supplemental financial measures that are used by management and may be used by external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA will provide useful information to investors in assessing our financial condition and results of operations. The U.S. GAAP measures most directly comparable to EBITDA are net income (loss) and net cash from (used in) operating activities. EBITDA should not be considered as an alternative to U.S. GAAP net income (loss) or net cash from (used in) operating activities. EBITDA has important limitations as an analytical tool, because it excludes some, but not all, items that affect net income (loss) and net cash from (used in) operating activities. You should not consider EBITDA in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definition of EBITDA may not be comparable to similarly titled measures of other companies, because it may be defined differently by other companies in our industry, thereby diminishing its utility.
We believe that the presentation of distributable cash flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The amounts included in the calculation of distributable cash flow are derived from amounts separately presented in our consolidated financial statements, with the exception of maintenance capital expenditures and reimbursement by our Sponsor for certain maintenance capital expenditures. Distributable cash flow should not be considered in isolation or as an alternative to net income or operating income as an indication of our operating performance or as a substitute for analysis of our results as reported under U.S. GAAP. Distributable cash flow is not necessarily comparable to similarly titled measures of other companies because it may be defined differently by other companies in our industry, thereby diminishing its utility.
(e)    Also includes barrels that were gathered and then delivered onto our High Plains system by truck.

(f)
We experienced lower average daily terminal throughput volumes in 2010 compared to 2011 due to the temporary shut-down processing at Tesoro's Washington refinery following a fire at that refinery in April 2010. For the year ended December 31, 2010, a scheduled turnaround at Tesoro's Utah refinery in the first quarter of 2010 affected average daily short-haul pipeline transportation throughput volumes and a scheduled turnaround at Tesoro's North Dakota refinery during the second quarter of 2010 affected average daily pipeline and terminal throughput volumes.

(g)
Management uses average revenue per barrel and storage revenue per barrel on shell capacity to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). We calculate storage revenue per barrel on shell capacity as revenue divided by number of months in the period divided by shell capacity barrels. Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(h)
Projected EBITDA for growth projects approximates projected earnings but excludes the impact of net interest expense, income tax and depreciation and amortization which are anticipated to be immaterial for these projects.

(i)	The capital expenditures related to this project will be reimbursed by our Sponsor.